                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549





                                   FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                        15(d) OF THE SECURITIES ACT OF
                                     1934




               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               DECEMBER 6, 1996



                       GENERAL GROWTH PROPERTIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




    DELAWARE                      1-11656                           42-1283895
(STATE OR OTHER               (COMMISSION FILE                  (I.R.S. EMPLOYER
JURISDICTION OF                    NUMBER)                       IDENTIFICATION
INCORPORATION)                                                       NUMBER)



              55 WEST MONROE - SUITE 3100, CHICAGO, ILLINOIS 60603
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (312) 551-5000



                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ITEM 5.  OTHER EVENTS.

         On December 6, 1996 (the "Closing Date"), GGP Limited Partnership, a Delaware limited partnership (the "Partnership"), in which General Growth Properties, Inc. (the "Company"), is the general partner and currently owns a 62.9451% interest, acquired in a negotiated transaction all of the partnership interests in three general partnerships (the "Acquired Partnerships") from Forbes/Cohen Properties, Lakeview Square Associates and Jackson Properties, each a Michigan general partnership (collectively, the "Michigan Contributors"), in exchange for the issuance of 1,445,000 redeemable units of limited partnership interests in the Partnership (the "Units"). The sole assets owned by the Acquired Partnerships on the Closing Date were the real and personal property comprising the Lakeview Square Mall in Battle Creek, Michigan, the Lansing Mall in Lansing, Michigan and the Westwood Mall in Jackson, Michigan (collectively, the "Michigan Malls") which were subject to approximately $92 million of debt. The acquisition of the Michigan Malls, when taken together with the other unrelated acquisitions of real property made by the Partnership and the Company during 1996 and described briefly below, is required to be reported hereunder.

         On November 27, 1996, Oklahoma Mall L.L.C., a limited liability company in which the Partnership and a wholly-owned subsidiary of the Company are the only members ("OMLLC"), acquired in a negotiated transaction from The Equitable Life Assurance Society of the United States ("Equitable"), Sooner Fashion Mall in Norman, Oklahoma for 895,928 shares of common stock of the Company and $2,250,000 in cash. OMLLC also acquired a 49.9% partnership interest in Dayjay Associates, an Oklahoma general partnership ("Dayjay"), for $24,700,500 in cash. Dayjay owns Quail Springs Mall in Oklahoma City, Oklahoma (together with the Sooner Fashion Mall, the "Oklahoma Malls").

         During the past three years, General Growth Management, Inc., a corporation related to the Company ("GGMI"), has provided management, leasing and development services for malls in which Equitable has an interest. During 1995, GGMI provided such services to 28 such malls and received approximately $8,380,000 in fees from Equitable. As of September 30, 1996, GGMI was providing these services to 21 such malls and, for the nine months then ended, received approximately $5,281,000 in fees from Equitable.

         On October 4, 1996, the Partnership acquired in a negotiated transaction Park Mall in Tucson, Arizona (the "Arizona Mall") from K-GAM Limited Partnership, an Arizona limited partnership (the "Arizona Seller"), for $49,950,000. The purchase price was paid by delivery of 1,000,000 shares of the Company's common stock and

$25,000,000 in cash.

         The purchase price in each of these transactions was subject to certain prorations and adjustments and is exclusive of closing and other costs incurred in connection with the respective acquisition. It is currently contemplated that the Michigan Malls, the Oklahoma Malls and the Arizona Mall will continue to be used in the shopping mall business.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a), (b) The requisite financial information will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days after the date by which this Form 8-K is required to be filed.

         (c) See Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GENERAL GROWTH PROPERTIES, INC.


                                         By:  Bernard Freibaum
                                             --------------------------------
                                            Its: Executive Vice President and
                                                -----------------------------
                                                    Chief Financial Officer
                                                -----------------------------


Date:  December 19, 1996

                                 EXHIBIT INDEX
                                 -------------

 EXHIBIT                                         NAME*                                   PAGE
 -------                                         ----                                    ----
 NUMBER                                                                                  NUMBER
 ------                                                                                  ------
 2.1            Contribution Agreement dated December 6, 1996, between Forbes/Cohen
                Properties, a Michigan general partnership, and GGP Limited
                Partnership, a Delaware limited partnership.

 2.2            Contribution Agreement dated December 6, 1996, between Lakeview
                Square Associates, a Michigan general partnership, and GGP Limited
                Partnership, a Delaware limited partnership.

 2.3            Contribution Agreement dated December 6, 1996, between Jackson
                Properties, a Michigan general partnership, and GGP Limited
                Partnership, a Delaware limited partnership.

 4              Redemption Rights Agreement dated December 6, 1996, among GGP Limited
                Partnership, a Delaware limited partnership, General Growth
                Properties, Inc., a Delaware corporation, Forbes/Cohen Properties, a
                Michigan general partnership, Lakeview Square Associates, a Michigan general partnership, and Jackson Properties, a Michigan general partnership.





____________________

* In accordance with Rule 601(b)(2) of Regulation S-K, the exhibits to these documents and the disclosure schedules to the Amended and Restated Stock Purchase Agreement have not been filed. The Company agrees to furnish supplementally a copy of any such omitted exhibit or disclosure schedule to the Commission upon request.